SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) June 7, 2002

                    FIRST HORIZON PHARMACEUTICAL CORPORATION

             (Exact name of registrant as specified in its charter)

                        Commission File Number: 000-30123

                    Delaware                          58-2004779
      (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)              Identification No.)


                       6195 Shiloh Road
                     Alpharetta, Georgia             30005
          (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (770) 442-9707



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     At a meeting held on May 24, 2002, the audit committee of the Board of Directors of First Horizon Pharmaceutical Corporation (the "Company") recommended and the Board of Directors approved the engagement of Deloitte & Touche LLP as its independent accountant for the fiscal year ending December 31, 2002 effective June 7, 2002. Deloitte & Touche LLP replaces the firm of Arthur Andersen LLP ("AA") who were dismissed as auditors of the Company effective May 24, 2002.

     During the registrant's fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through June 7, 2002, neither the Company nor anyone acting on its behalf have consulted Deloitte & Touche LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financials statements, or (ii) any matter that was either the subject of a disagreement or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.


ITEM 7. EXHIBITS

Exhibit 99 - Press Release dated June 10, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, and in the capacity indicated.

Dated: June 12, 2002
                                     /s/ Mahendra G. Shah, Ph.D
                                     ---------------------------------------
                                     By: Mahendra G. Shah, Ph.D.
                                         Chairman, Chief Executive Officer
                                         and President


Dated: June 12, 2002                 /s/ Balaji Venkataraman
                                     ---------------------------------------
                                     By: Balaji Venkataraman
                                         Executive Vice President,
                                         Chief Operating Officer,
                                         Chief Financial Officer and Secretary





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